Exhibit 99.2 - Supplemental Financial Information – Fourth fiscal quarter ended September 24, 2017.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	September 24, 2017			September 25, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	79,544	56,242	23,302	86,801	60,377	26,424
Subscription	50,616	35,870	14,746	49,753	33,984	15,769
Other	10,052	8,308	1,744	11,624	9,647	1,977
Total operating revenue	140,212	100,420	39,792	148,178	104,008	44,170
Operating expenses:
Compensation	50,645	38,705	11,940	55,019	42,318	12,701
Newsprint and ink	5,688	3,859	1,829	6,767	4,881	1,886
Other cash costs	49,647	30,097	19,550	52,394	28,109	24,285
Depreciation and amortization	10,288	7,450	2,838	10,689	7,651	3,038
Loss (gain) on sale of assets, net	111	62	49	(1,573)	(13)	(1,560)
Impairment of intangible and other assets	2,517	819	1,698	2,382	1,820	562
Workforce adjustments and other	1,150	1,006	144	209	209	—
Total operating expenses	120,046	81,998	38,048	125,887	84,975	40,912
Equity in earnings of MNI and TNI	1,575	708	867	1,900	795	1,105
Operating income	21,741	19,130	2,611	24,191	19,828	4,363
Non-operating income (expense), net	(15,882)	(17,415)	1,533	(23,925)	(24,835)	910
Income tax expense	2,358	853	1,505	(395)	(2,494)	2,099
Net income	3,501	862	2,639	661	(2,513)	3,174

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	3,501	862	2,639	661	(2,513)	3,174
Adjusted to exclude
Non-operating expenses, net	15,882	17,415	(1,533)	23,925	24,835	(910)
Income tax expense	2,358	853	1,505	(395)	(2,494)	2,099
Equity in earnings of TNI and MNI	(1,575)	(708)	(867)	(1,900)	(795)	(1,105)
Depreciation and amortization	10,288	7,450	2,838	10,689	7,651	3,038
Loss (gain) on sale of assets, net	111	62	49	(1,573)	(13)	(1,560)
Impairment of intangible and other assets	2,517	819	1,698	2,382	1,820	562
Workforce adjustments and other	1,150	1,006	144	209	209	—
Stock compensation	524	524	—	592	592	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,985	1,013	972	2,560	1,350	1,210
Adjusted EBITDA	36,741	29,296	7,445	37,150	28,822	6,508

Supplemental cash flow information
Distributions from MNI and TNI	1,762	750	1,012	2,906	1,405	1,501
Capital expenditures	(850)	(802)	(48)	(1,301)	(1,047)	(254)
Pension contributions	(106)	(106)	—	(2,290)	(1,464)	(826)
Cash income tax refunds (payments)	(134)	(164)	30	6	6	—
Interest income	111	(1,422)	1,533	74	—	74
Interest to be settled in cash	(13,654)	(9,969)	(3,685)	(15,027)	(11,028)	(3,999)
Debt financing and administrative costs	(2)	(2)	—	(378)	(378)	—

52 Weeks Ended (unaudited)
	September 24, 2017			September 25, 2016
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	331,360	231,342	100,018	373,463	258,920	114,543
Subscription	191,922	133,993	57,929	194,002	133,153	60,849
Other	43,661	36,136	7,525	46,899	39,330	7,569
Total operating revenue	566,943	401,471	165,472	614,364	431,403	182,961
Operating expenses:
Compensation	209,692	160,598	49,094	229,752	175,166	54,586
Newsprint and ink	24,904	17,274	7,630	26,110	18,822	7,288
Other cash costs	199,754	118,792	80,962	218,726	123,600	95,126
Depreciation and amortization	41,282	29,643	11,639	43,441	30,666	12,775
Loss (gain) on sale of assets, net	(3,667)	(3,657)	(10)	(3,139)	643	(3,782)
Impairment of intangible and other assets	2,517	819	1,698	2,185	1,820	365
Workforce adjustments and other	7,523	6,293	1,230	1,825	1,719	106
Total operating expenses	482,005	329,762	152,243	518,900	352,436	166,464
Equity in earnings of MNI and TNI	7,609	2,954	4,655	8,533	3,473	5,060
Operating income	92,547	74,663	17,884	103,997	82,440	21,557
Non-operating income (expense), net	(52,331)	(57,049)	4,718	(45,802)	(48,988)	3,186
Income tax expense	11,611	3,402	8,209	22,176	13,189	8,987
Net income	28,605	14,212	14,393	36,019	20,263	15,756

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	28,605	14,212	14,393	36,019	20,263	15,756
Adjusted to exclude
Non-operating expenses, net	52,331	57,049	(4,718)	45,802	48,988	(3,186)
Income tax expense	11,611	3,402	8,209	22,176	13,189	8,987
Equity in earnings of TNI and MNI	(7,609)	(3,821)	(3,788)	(8,533)	(3,473)	(5,060)
Depreciation and amortization	41,282	29,643	11,639	43,441	30,666	12,775
Loss (gain) on sale of assets, net	(3,667)	(3,657)	(10)	(3,139)	643	(3,782)
Impairment of intangible and other assets	2,517	819	1,698	2,185	1,820	365
Workforce adjustments and other	7,523	6,293	1,230	1,825	1,719	106
Stock compensation	2,088	2,088	—	2,306	2,306	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	9,927	4,854	5,073	11,705	6,226	5,479
Adjusted EBITDA	144,608	110,882	33,726	153,787	120,527	31,440

Supplemental cash flow information:
Distributions from MNI and TNI	8,144	3,500	4,644	13,886	7,250	6,636
Capital expenditures	(4,078)	(3,711)	(367)	(7,091)	(6,281)	(810)
Pension contributions	(106)	(106)	—	(4,604)	—	(4,604)
Cash income tax refunds (payments)	(1,214)	(1,215)	1	(269)	(263)	(6)
Interest income	372	(4,346)	4,718	400	—	400
Interest to be settled in cash	(57,573)	(42,268)	(15,305)	(64,233)	(47,787)	(16,446)
Debt financing and administrative costs	(373)	(373)	—	(422)	(378)	(44)